     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1998

                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              DIEDRICH COFFEE, INC.
             (Exact name of registrant as specified in its charter)


                              2144 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92612
                                 (714) 260-1600
                    (Address of Principal Executive Offices)


                  DELAWARE                                33-0086628
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)


                  1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                            ------------------------

                                    ANN WRIDE
                             CHIEF FINANCIAL OFFICER
                              DIEDRICH COFFEE, INC.
                              2144 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92612
                                 (949) 260-1600
                 (Name, address, zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                                                  PROPOSED
                                                PROPOSED          MAXIMUM
                                                MAXIMUM          AGGREGATE         AMOUNT OF
 TITLE OF SECURITIES TO     AMOUNT TO BE     OFFERING PRICE       OFFERING       REGISTRATION
      BE REGISTERED         REGISTERED(1)     PER SHARE(2)         PRICE(2)            FEE
------------------------------------------------------------------------------------------------
Common  Stock,  par value
  $0.01 per share              20,000            $6.125           $122,500            $36
================================================================================================

-------------------
(1) There is also being registered hereunder such additional shares as may he issued pursuant to the anti-dilution provisions of the 1997 Non-Employee Directors Stock Option Plan dated April 25, 1997.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) and based on the average of the high and low prices of the Common Stock of Diedrich Coffee, Inc. as reported on August 10, 1998 on the Nasdaq National Market.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Diedrich Coffee, Inc. (the "Registrant") relating to 20,000 shares of the Registrant's Common Stock, par value $0.01 per share (the "Common Stock"), issuable to Peter Churm and Paul Heeschen, Non-Employee Directors of the Registrant pursuant to the 1997 Non-Employee Director's Stock Option Plan and Agreement dated as of April 25, 1997 (the "Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The Registrant's documents and public reports listed in Item 3 below, and all subsequent public reports, are and will be available to Messrs. Churm and Heeschen without charge, upon request to the Company, attention Ann Wride, Chief Financial Officer, at 2144 Michelson Drive, Irvine, CA 92614 (949) 260-1600.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

        (a) The Registrant's annual report on Form 10-K for the year ended January 28, 1998 filed with the Commission on April 23, 1998.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended January 28, 1998.

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 000-21203) filed with the Commission on August 14, 1996, which incorporates by reference the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-08633), as amended, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

         Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

         Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for in Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         Article VIII of the Registrant's Certificate of Incorporation currently provides that each director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper benefit. The Certificate of Incorporation further provides that the Registrant shall indemnify, to the fullest extent permitted by the GCL, any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Registrant.

         Article VII of the Registrant's Bylaws provides that the Registrant may indemnify its officers and directors to the fullest extent permitted by law. Subject to the Registrant's Certificate of Incorporation, the Bylaws provide that the Registrant shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Registrant except where such director or officer is finally adjudged to have been derelict in the performance of his duties as such director or officer.

         The Registrant has entered into separate indemnification agreements with its directors and officers containing provisions that provide for the maximum indemnity allowed to directors and officers by the GCL and the Registrant's Bylaws, subject to certain exceptions. The indemnification agreements may require the Registrant, among other obligations, to indemnify such directors and officers against certain liabilities that may arise by reason of their status as directors or officers, other than liabilities arising from willful misconduct of a culpable nature, provided that such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the indemnification agreements provide generally that the Registrant will, subject to certain exceptions, advance the expenses incurred by directors and officers as a result of any proceeding against them as to which they may be entitled to indemnification. The Registrant also maintains directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1    Certificate of Incorporation of the Registrant(1)

         4.2    Bylaws of the Registrant(1)

         4.3 1997 Non-Employee directors Stock Option Plan dated as of April 25, 1997

         5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

        23.1    Consent of KPMG Peat Marwick LLP

        23.2    Consent of BDO Seidman, LLP

        23.3 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

        24.1    Power of Attorney (contained on signature page hereto)

-------------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-08633), as amended.

ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 11th day of August, 1998.

                                             DIEDRICH COFFEE, INC.


                                             By: /s/ ANN WRIDE
                                                 -------------------------------
                                                     Ann Wride
                                                     Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Ann Wride and John B. Bayley his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         NAME AND SIGNATURE                           TITLE                          DATE
         ------------------                           -----                          ----
       /s/ JOHN E. MARTIN              Chairman of the Board                    August 6, 1998
------------------------------------
           John E. Martin


       /s/ TIMOTHY J. RYAN             Director and President and Chief
------------------------------------   Executive Officer (Principal Executive   August 5, 1998
           Timothy J. Ryan             Officer)


         /s/ ANN WRIDE                 Vice President, Chief Financial Officer  August 5, 1998
------------------------------------   (Principal Financial and Accounting
             Ann Wride                 Officer)


       /s/ MARTIN R. DIEDRICH          Chief Coffee Officer, Vice Chairman of   August 5, 1998
------------------------------------   Board of Directors and Secretary
           Martin R. Diedrich


                                       Director                                 August _, 1998
------------------------------------
            Lawrence Goelman


        /s/ PAUL C. HEESCHEN           Director                                 August 6, 1998
------------------------------------
            Paul C. Heeschen


                                       Director                                 August _, 1998
------------------------------------
             Peter Churm

                                INDEX TO EXHIBITS

Exhibit No.           Description
-----------           -----------
    4.1        Certificate of Incorporation of the Registrant(1)

    4.2        Bylaws of the Registrant(1)

    4.3 1997 Non-Employee Directors Stock Option Plan and Agreement dated as of April 25, 1997

    5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

    23.1       Consent of KPMG Peat Marwick LLP

    23.2       Consent of BDO Seidman, LLP

    23.3 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

    24.1       Power of Attorney (contained on signature page hereto)

---------------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-08633), as amended.